Exhibit 99.1

    UNIVERSAL TRUCKLOAD SERVICES, INC. REPORTS RECORD REVENUE AND NET INCOME
                 FOR THE QUARTER & YEAR ENDED DECEMBER 31, 2005

WARREN, Mich., Feb. 23 /PRNewswire-FirstCall/ -- Universal Truckload Services, Inc. (Nasdaq: UACL) today announced record financial results for the quarter and year ended December 31, 2005.

For the quarter ended December 31, 2005, operating revenues increased 29.0%, or $33.1 million, to $147.2 million from $114.1 million for the quarter ended December 31, 2004. Included in operating revenues are fuel surcharges of $14.2 million and $5.6 million for the fourth quarters of 2005 and 2004, respectively. Net income increased 33.6%, or $1.2 million, to $4.7 million, or $0.29 per share for the fourth quarter of 2005, from $3.5 million, or $0.35 per share, for the fourth quarter of 2004. Earnings per share in the fourth quarter of 2005 is computed based upon weighted average shares outstanding of 16,117,500 compared to 10,022,500 shares in the fourth quarter of 2004.

Universal's truckload revenue in the fourth quarter of 2005 increased by 27.3% to $94.0 million from $73.8 million in the corresponding period of 2004. Brokerage revenue in the fourth quarter of 2005 increased by 18.3% to $36.7 million from $31.0 million in the corresponding period of 2004. Intermodal revenue in the fourth quarter of 2005 increased by 78.8% to $16.5 million from $9.2 million in the corresponding period of 2004.

For the year ended December 31, 2005, operating revenues increased 46.8%, or $169.3 million, to $531.3 million from $362.0 million for the year ended December 31, 2004. Included in operating revenues are fuel surcharges of $36.7 million and $12.4 million for 2005 and 2004, respectively. Net income increased 54.4%, or $6.0 million, to $17.2 million, or $1.12 per share for 2005, from $11.1 million, or $1.11 per share for 2004. Earnings per share in 2005 is computed based upon weighted average shares outstanding of 15,371,780 compared to 10,022,500 shares in 2004. Great American Lines, Inc. and CrossRoad Carriers, Inc., which were acquired in August and November 2004, respectively, generated combined operating revenues of $130.2 million and net income of $4.1 million in 2005. Great American lines and CrossRoad Carriers, Inc. generated operating revenues of $37.8 million and net income of $1.3 million in 2004.

Universal's truckload revenue increased by 33.3% to $332.2 million in 2005 from $249.1 million in 2004. Brokerage revenue increased by 89.3% to $147.1 million in 2005 from $77.7 million in 2004. Intermodal revenue increased by 47.9% to $52.0 million in 2005 from $35.2 million in 2004.

"We are pleased with our continued path of record performance," states Universal's President and CEO, Don Cochran. "Truckload revenue for the year improved 33.3%, Brokerage revenue increased 89.3% and Intermodal grew by 47.9% all resulting in a significant improvement to net income. This performance can be attributed to the loyal and diligent support of our Owner Operators, Fleet Owners, Agent Associates and employees. Their conscientious dedication to provide quality service to our customers has enhanced our organic growth. In addition, the contributions of our strategic acquisitions have further complemented that performance."

Universal Truckload Services, Inc. is primarily a non-asset based provider of transportation services to shippers throughout the United States and in the Canadian provinces of Ontario and Quebec. The Company's trucking services include both flatbed and dry van operations and the Company provides rail- truck and steamship-truck intermodal support services. The Company also offers truck brokerage services.

Some of the statements contained in this press release might be considered forward-looking statements. These statements identify prospective information. Forward-looking statements are based on information available at the time and/or management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. These forward-looking statements are subject to a number of factors that may cause actual results to differ materially from the expectations described. Additional information about the factors that may adversely affect these forward-looking statements is contained in the Company's reports and filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.

                       UNIVERSAL TRUCKLOAD SERVICES, INC.
                   Unaudited Consolidated Statements of Income
                      (In thousands, except per share data)

                                              Quarter Ended             Year Ended
                                               December 31,             December 31,
                                         -----------------------   -----------------------
                                            2005         2004         2005         2004
                                         ----------   ----------   ----------   ----------
Operating revenues:
    Truckload                            $   93,994   $   73,834   $  332,178   $  249,114
    Brokerage                                36,726       31,036      147,132       77,726
    Intermodal                               16,521        9,239       52,029       35,176
        Total operating
         revenues                           147,241      114,109      531,339      362,016
Operating expenses:
    Purchased
     transportation                         113,469       85,285      406,367      269,687
    Commissions expense                      10,017        7,974       34,678       27,354
    Other operating
     expense, net                             1,508        1,679        6,596        5,268
    Selling, general,
     and administrative                       9,388        8,974       37,354       27,640
    Insurance and claims                      4,122        3,024       14,334        9,602
    Depreciation and
     amortization                             1,178        1,200        4,344        3,913
        Total operating
         expenses                           139,682      108,136      503,673      343,464
        Income from
         operations                           7,559        5,973       27,666       18,552
Interest income
 (expense), net                                 242         (378)         425         (777)
        Income before
         income taxes                         7,801        5,595       28,091       17,775
Provision for income taxes                    3,147        2,112       10,924        6,657
        Net income                       $    4,654   $    3,483   $   17,167   $   11,118
Earnings per common share:
    Basic and diluted                    $     0.29   $     0.35   $     1.12   $     1.11
Average common shares outstanding:
    Basic and diluted                        16,118       10,023       15,372       10,023

                       UNIVERSAL TRUCKLOAD SERVICES, INC.
                 Unaudited Condensed Consolidated Balance Sheets
                                 (In thousands)

                                                      December 31,
                                                 -----------------------
                                                    2005         2004
                                                 ----------   ----------
Assets
    Cash and cash equivalents                    $   10,442   $      904
    Marketable securities                            14,356            -
    Accounts receivable - net                        72,032       59,441
    Other current assets                             11,109        8,257
        Total current assets                        107,939       68,602
    Property and equipment - net                     34,800       23,831
    Other long-term assets - net                     15,339       12,851
        Total assets                             $  158,078   $  105,284

Liabilities and shareholders' equity (deficit)
    Total current liabilities                    $   41,134   $  117,520
    Total long-term liabilities                       3,772        4,589
        Total liabilities                            44,906      122,109
        Total shareholders' equity (deficit)        113,172      (16,825)
        Total liabilities and
         shareholders' equity (deficit)          $  158,078   $  105,284

                       UNIVERSAL TRUCKLOAD SERVICES, INC.
                            Summary of Operating Data
                                   (Unaudited)

                                               Quarter Ended             Year Ended
                                               December 31,             December 31,
                                         -----------------------   -----------------------
                                            2005         2004         2005        2004
                                         ----------   ----------   ----------   ----------
Average number of tractors
 provided by owner-operators
        Truckload                             2,424        2,274        2,375        2,012
        Intermodal                              516          300          379          294

Truckload Revenues:
    Average operating revenues
     per loaded mile (1)                 $     2.63   $     2.19   $     2.32   $     1.99
    Average operating revenues
     per loaded mile,
     excluding fuel surcharges (1)       $     2.29   $     2.03   $     2.10   $     1.89
    Average operating revenues
     per load (1)                        $    1,017   $      903   $      908   $      904
    Average operating revenues
     per load, excluding
     fuel surcharges (1)                 $      886   $      835   $      821   $      861
    Average length of haul (1)(2)               387          412          392          455
    Number of loads (1)                      92,394       81,763      365,441      275,695

Brokerage Revenues:
    Average operating revenues
     per loaded mile (1)                 $     2.15   $     1.78   $     1.94   $     1.67
    Average operating revenues
     per load (1)                        $    1,333   $    1,161   $    1,206   $      990
    Average length of haul (1)(2)               619          651          622          592
    Number of loads (1)                      20,544       22,679       88,235       73,758

Intermodal Revenues:
    Drayage (in thousands)               $   15,188   $    8,281   $   46,695   $   31,262
    Depot (in thousands)                 $    1,333   $      958   $    5,334   $    3,914

    Total (in thousands)                 $   16,521   $    9,239   $   52,029   $   35,176

    Average operating revenues
     per loaded mile                     $     4.41   $     3.68   $     4.17   $     3.18
    Average operating revenues
     per loaded mile,
     excluding fuel surcharges           $     3.81   $     3.43   $     3.76   $     3.05
    Average operating revenues
     per load                            $      284   $      293   $      274   $      268
    Average operating revenues
     per load, excluding
     fuel surcharges                     $      246   $      274   $      247   $      257
    Number of loads                          53,458       28,231      170,382      116,646

(1) Excludes operating data from CrossRoad Carriers, Inc. in order to improve the relevance of the statistical data related to our truckload and brokerage services and improve the comparability to our peer companies.

(2) Average length of haul is computed using loaded miles.

SOURCE  Universal Truckload Services, Inc.
    -0-                             02/23/2006
    /CONTACT: Robert Sigler, Vice President and Chief Financial Officer of Universal Truckload Services, Inc., +1-586-920-0100/
    /Web site:  http://www.uacl.com /
    (UACL)